WELLS FARGO Logo	Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Banc of America Commercial Mortgage Inc,
214 North Tryon Street
NC1-027-22-03
Charlotte, NC 28255

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

March 1, 2009

/s/ Judith Rishel
Judith Rishel
Vice President

WELLS FARGO Logo	Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

To: Banc of America Commercial Mortgage Inc.

Schedule A

List of Servicing Agreement(s) and Series

1	Pooling and Servicing Agreement for Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-1, Wells Fargo Bank, N.A. as Trustee

2	Pooling and Servicing Agreement for Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-LS1, Wells Fargo Bank, N.A. as Trustee.